United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,009,410)
Unrealized Gain (Loss) on Market Value of Futures	241,750
Dividend Income	79
Interest Income	276
ETF Transaction Fees	350
Total Income (Loss)	$(766,955)

Expenses
General Partner Management Fees	$6,780
Brokerage Commissions	1,066
NYMEX License Fee	170
Non-interested Directors' Fees and Expenses	117
Prepaid Insurance Expense	37
Other Expenses	11,062
Total Expenses	19,232
Expense Waiver	(9,372)
Net Expenses	$9,860
Net Income (Loss)	$(776,815)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/13	$13,262,586
Additions (50,000 Units)	1,833,028
Net Income (Loss)	(776,815)

Net Asset Value End of Month	$14,318,799
Net Asset Value Per Unit (400,000 Units)	$35.80

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612